UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

Nuvation Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39351	85-0862255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, Suite 1401 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 208-6102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVB	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUVB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2025, Dr. Jerry Wang, the Chief Executive Officer of AnHeart Therapeutics, a Nuvation Bio Inc. (the “Company”) company, departed the Company following the achievement of key Company goals including China’s National Medical Products Administration’s approval of taletrectinib for the treatment of adult patients with advanced ROS1-positive non-small cell lung cancer (NSCLC), U.S. Food and Drug Administration’s acceptance and priority review of the Company’s New Drug Application for taletrectinib for the treatment of advanced ROS1-positive NSCLC, and the successful integration of AnHeart Therapeutics into the Company following the merger between the companies. The achievement of these goals has removed any further need for the role of Chief Executive Officer of AnHeart Therapeutics.

Additionally, on February 11, 2025, Dr. Wang notified the board of directors (the “Board”) of his resignation as a member of the Board, effective February 11, 2025. Dr. Wang’s departure and resignation are not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and the Company thanks Dr. Wang for his many significant contributions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVATION BIO INC.

Date: February 12, 2025	By:	/s/ David Hung, M.D.
Name: David Hung, M.D. Title: Chief Executive Officer